UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
___________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2025
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MONGODB, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware		001-38240	26-1463205
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway,	38th Floor
New York,	NY		10019
(Address of Principal Executive Offices)			(Zip Code)
646-727-4092
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MDB	The Nasdaq Stock Market LLC
(Nasdaq Global Market)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition
On November 3, 2025, MongoDB, Inc. (the “Company”) issued a press release that contained certain preliminary, unaudited financial results for the third quarter ended October 31, 2025. A copy of the related press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 2.02 by reference.
The foregoing information (including the exhibit hereto) is being furnished under “Item 2.02 Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of President and Chief Executive Officer

On November 3, 2025, the Company announced that Dev Ittycheria, the Company’s President and Chief Executive Officer and the principal executive officer under Section 16a-1(f) of the Exchange Act, notified the Company on October 29, 2025 of his intent to resign as President and Chief Executive Officer, effective November 9, 2025.

Advisory Agreement

In connection with Mr. Ittycheria’s resignation, the Company entered into an advisory agreement (the “Advisory Agreement”) with Mr. Ittycheria, effective November 10, 2025 (the “Effective Date”), with a term ending November 9, 2026 (the “Term”). The Advisory Agreement may be renewed prior to termination upon mutual written agreement. During the Term, Mr. Ittycheria will remain an employee of the Company.
Under the Advisory Agreement, Mr. Ittycheria will provide informal management consultations to the Company’s President and Chief Executive Officer, executive team, and Board of Directors on an as-needed basis. Mr. Ittycheria will remain available for consultations by telephone, email, virtually, or in person as his other business activities permit.

Mr. Ittycheria will continue to serve as a member of the Company’s Board of Directors until November 9, 2026, without additional compensation for his service as a director. Effective November 9, 2026, unless otherwise mutually agreed by the parties, he will be deemed to have voluntarily resigned from the Board and all other positions at the Company and its affiliates, other than pursuant to the Advisory Agreement.

During the Term, Mr. Ittycheria will receive an annual salary of $100,000, paid in accordance with the Company’s payroll practices. He remains eligible to receive his bonus payment on or around April 1, 2026, based on the Company’s actual performance, calculated as a percentage of his base salary for fiscal year 2026.

Mr. Ittycheria’s outstanding unvested equity awards under the Company’s 2016 Equity Incentive Plan will continue to vest until October 2, 2026, provided he continues to provide services under the Advisory Agreement. Any outstanding awards scheduled to vest after October 2, 2026 (whether based on service- or performance-based vesting conditions), will be forfeited as of the Effective Date. Stock options will remain exercisable until the earlier of three months after his last day of service with the Company in any capacity or the options’ expiration date.

A copy of the Advisory Agreement will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2025. The above summary of the Advisory Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Advisory Agreement.

Appointment of President, Chief Executive Officer and Director

On November 3, 2025, the Company announced the appointment of Chirantan (“CJ”) Desai as the Company’s President and Chief Executive Officer and member of the Company’s Board of Directors effective as of the Effective Date.

Prior to his appointment with the Company, Mr. Desai served as President of Product and Engineering of Cloudflare, Inc. from October 2024. Previous to that, Mr. Desai served ServiceNow, Inc. as President and Chief Operating Officer from January 2023 to July 2024, Chief Operating Officer from January 2022 to January 2023, Chief Product and Engineering Officer from December 2016 to January 2022. Before ServiceNow, Mr. Desai served in various roles at EMC Corporation from September 2013 to December 2016, including as the President of the Emerging Technologies Division from September 2014 to December 2016. Prior to joining EMC, Mr. Desai held several executive roles at Symantec Corporation from November 2004 to September 2013, where he ran Information Management and Enterprise Security product lines. Mr. Desai began his career with Oracle Corp and was a key member of the team that launched Oracle’s first cloud service. Mr. Desai served on the board of Zebra Technologies from December 2015 through May 2023. Mr. Desai holds a Master’s degree in Computer Science and an MBA degree from the University of Illinois at Urbana-Champaign.

Mr. Desai does not have a family relationship with any of the officers or directors of the Company. Mr. Desai was not appointed pursuant to any arrangement or understanding between such individual and any other person.

There are no related party transactions reportable under Item 404(a) of Regulation S-K.

Compensatory Arrangements

In connection with his appointment as President and Chief Executive Officer, on October 29, 2025, Mr. Desai signed an offer letter that entitles him to receive (i) a starting annual base salary of $500,000 (ii) annual incentive compensation with a target cash bonus opportunity of 70% of his annual base salary and (iii) sign-on bonus of $2,500,000 in cash, with 50% payable following six months of continuous service from the Effective Date and the remaining 50% payable following twelve months of continuous service from the Effective Date.

The Company will grant $15,000,000 in value of service-vesting restricted stock units (“RSUs”) under the Company’s 2016 Equity Incentive Plan (with the number of RSUs to be based on the closing share price of the Company’s common stock on the Nasdaq Global Market (“Nasdaq”) on October 27, 2025), subject to vesting over two years in eight equal quarterly installments after the first quarter following the vesting start date and standard continuous service requirements. The RSUs will also be subject to a one-year holding period following such RSUs applicable vesting date.

The Company will additionally grant $17,500,000 in value of performance-based restricted stock units (“PSUs”) under the Company’s 2016 Equity Incentive Plan (with the number of PSUs to be based on the closing share price of the Company’s common stock on the Nasdaq on October 27, 2025), subject to both (i) share price conditions that must be satisfied by November 9, 2030 and (ii) standard service conditions requiring his continuous service until the later of the date that the relevant share price condition is satisfied and a date specified in the PSU agreement.

Upon a termination of service by the Company without “cause” or by Mr. Desai for “good reason”, each as defined in his offer letter, subject to Mr. Desai’s execution and nonrevocation of a release of claims in favor of the Company and his compliance with other terms set forth in the offer letter, Mr. Desai will be eligible to receive (i) continued payment of his base salary for a period of 12 months post-termination and (ii) continued payment of the COBRA premiums for a period of 12 months post-termination. If such termination of service occurs during the three months prior to or 12 months following a “change in control” (as defined in the Company’s 2016 Equity Incentive Plan), in addition to the compensation and benefits described above, Mr. Desai will be entitled to receive (i) an amount equal to his “cash eligible” bonus (measured at target), (ii) a prorated bonus for the fiscal year in which the termination of service occurred, measured at the greater of target and actual performance as of the termination date, (iii) any unpaid bonus for the fiscal year preceding the fiscal year in which the termination of service occurs, (iv) accelerated vesting of any unvested time-based equity awards and (v) accelerated vesting of any unvested performance-based equity awards, based on the greater of target and actual performance as of the termination date.

Mr. Desai will also be eligible to participate in the compensation and benefit programs generally available to the Company’s executive officers.

In connection with this appointment, the Company and Mr. Desai entered into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.5 to Form S-1 filed with the SEC on September 21, 2017.

A copy of the offer letter with Mr. Desai will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2025. The above summary of the offer letter does not purport to be complete and is subject to and qualified in its entirety by reference to the offer letter.

A copy of the Company’s press release announcing the resignation of Mr. Ittycheria and the appointment of Mr. Desai as President and Chief Executive Officer of the Company is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release, dated November 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONGODB, INC.

Dated: November 3, 2025	By:	/s/ Andrew Stephens
Name: Andrew Stephens Title: General Counsel and Secretary